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Exhibit 10.16

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT

        This Employment and Change of Control Agreement (the "Agreement") is dated and made effective the 11th day of July, 2001 (the "Effective Date") between Bruce Anderson (the "Executive") and REMEC, Inc., a California corporation (the "Company").

Now, therefore, the parties agree as follows:

        1.    Employment:    The Company hereby agrees to employ the Executive and the Executive hereby agrees to accept employment on the terms and conditions in this Agreement.

        2.    Duties:    Executive shall be employed in the capacity of Executive Vice President, Manufacturing Operations of the Company, or such additional different or other duties related to the business of the Company as may from time to time be delegated to him by the Company. Executive shall report directly to the Company President, or such other executive as the Company may designate. Executive will duly and faithfully observe the general employment policies and practices of the Company, including, without limitation, any and all rules, regulations, policies and/or procedures which the Company may now or hereafter establish governing the conduct of its employees generally.

        3.    Non-Competition and Confidentiality:

          (a)    Intensity of Effort:    Executive shall devote his entire working time, attention, and efforts to Company's business and affairs, shall faithfully and diligently serve Company's interests and shall not engage in any business or employment activity that is not on Company's behalf (whether or not pursued for gain or profit) except Executive may own up to one percent (1%) of the outstanding shares of any corporation traded on a recognized securities exchange or the Nasdaq Stock Market.

          (b)    Other Business:    Executive specifically promises not to engage in any competing activity, including, but not limited to, the business of designing, developing or manufacturing radio frequency (RF) and microwave subsystems used in the transmission of voice, video and data traffic over wireless communications networks and in defense electronics applications, at any time during his employment with the Company. Executive shall give written notice to the Company of any proposed activity that might be prohibited by this section and shall describe the proposed activity in reasonable detail in such notice.

          (c)    Confidentiality:    Employee shall enter into the Company's customary Invention and Confidential Disclosure Agreement.

        4.    Compensation:    Executive's compensation during the Initial Term will be as follows:

          (a)    Salary:    Beginning on the Effective Date, Company shall pay Executive a base salary in the gross amount of Two Hundred Thirty Thousand Dollars ($230,000) annually, paid monthly, less authorized and required deductions, payable at the times and places the Company customarily pays its payroll. Executive's salary shall be reviewed (but may not be decreased) by the Company on an annual basis, commencing April 2002.

          (b)    Fringe Benefits:    Executive shall be eligible to participate in such benefit plans as are now generally available or later made generally available to employees of the Company.

          (c)    Vacation.    Executive shall be entitled to six (6) weeks vacation annually. The days selected for Executive's vacation must be mutually agreeable to the Company and Executive.

          (d)    Automobile Allowance.    Company shall provide the Employee with an annual automobile allowance of Nine Thousand Dollars ($9,000), payable in monthly installments at the times and places as the Company pays its executive payroll.

          (e)    Stock Option:    Executive shall be granted an Incentive Stock Option ("ISO" or the "Option") to purchase One Hundred Thousand Shares (100,000) of the Company's common stock, the price to be the closing pricing of REMEC, Inc. stock listed on the Nasdaq National Stock Market System on the Effective Date. The Option is intended to be a two-year option award. The Option will vest at the rate of twenty-five percent (25%) each year for four (4) years and will be governed by the terms of the Company's 2001 Equity Incentive Plan and the Stock Option Agreement, copies of which are attached hereto and incorporated herein by reference. The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Code"). The designation of an Option as an Incentive Stock Option is not a warranty or representation that it will be treated as an incentive stock option under Section 422 of the Code.

          (f)    Withholdings:    All compensation paid to Executive pursuant to this Agreement shall be subject to lawfully required withholdings.

        5.    Initial Term of Employment:    The employment of Executive shall commence on the Effective Date and shall continue for an "Initial Term" of three (3) years from the Effective Date, or such later date as shall result from a written modification to this Agreement executed by both the Executive and the Company.

        6.    Termination for Cause:    The Company may terminate Executive's employment for Cause, without advance written notice of termination, by giving written notice of such termination. For purposes of this Agreement, "Cause" shall mean: (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee which is intended to result in personal enrichment of the Employee, (ii) Employee's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company, and (iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

        7.    Termination Without Cause.    Notwithstanding any other provision of this paragraph, the Company shall have the right to terminate Executive's employment without Cause (as that term is defined above) at any time during the Initial Term by giving at least thirty (30) days written notice to Executive. If Executive is terminated without Cause, Executive will be paid his base salary for one (1) year or the balance of the Initial Term, whichever is less.

        8.    Termination Following a Change of Control:    If during the Initial Term Executive is terminated following a Change of Control, (as that terms is defined below), (i) Executive will be paid his base salary for one (1) year or the balance of the Initial Term, whichever is less, and (ii) the Option defined in Section 4(e), and any other options granted prior to such Change of Control, shall accelerate and all unvested option shares that are scheduled to vest within one (1) year from the date of such termination shall vest immediately upon such termination.

          (a)  For purposes of this Agreement, "Termination Following a Change of Control" shall mean the termination of Executive's employment by the Company within one (1) year after a Change of Control, other than by the Company for Cause, and other than as a result of the death or disability of the Executive. "Change of Control" shall mean the occurrence of any of the following events:

            (i)    Merger or Consolidation:    The approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

            (ii)    Liquidation:    Any approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all (i.e., 95% of the net book value) of the assets of the Company;

            (iii)    Acquisition of Fifty Percent (50%) Voting Power:    Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            (iv)    Change in Composition of The Board:    A change in the composition of the Board, as a result of which less than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either: (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a) or (b) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

        9.    Other Termination.

          (a)    Death:    Executive's employment shall terminate automatically upon Executive's death.

          (b)    Disability:    Company may terminate Executive's employment upon thirty (30) days written notice if Executive develops a disability (as defined by the California Government Code) that cannot be reasonably accommodated without causing the Company an undue hardship.

        10.    Accrued Wages and Vacation; Expenses:    Without regard to the reason for, or the timing of, Executive's termination of employment: (i) the Company shall pay the Executive any unpaid base salary due for periods prior to the date of termination; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the date of termination; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to the date of termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

        11.    At-Will Employment:    For the period of employment following the Initial Term, Executive shall be employed at-will and can be terminated by the Company, or any parent, affiliate or subsidiary of the Company by which Executive may then be employed, at any time, without cause or advance notice. Executive's at-will status following the Initial Term can be changed only by written agreement signed by the President of the Company. During the period Executive's status is at-will, upon termination of employment the Company shall have no liability to pay any further compensation or any other benefit or sum whatsoever to Executive, except as provided in Section 10.

        12.    Term of Agreement.    This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied.

        13.    Successors:

          (a)    Company's Successors.    Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)    Executive's Successors:    Without the written consent of the Company, Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        14.    Notices:

          (a)  All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery; 1st class mail, certified or registered with return receipt requested; facsimile transmission; telex; telegram; or e-mail. Notice shall be deemed to have been duly given upon receipt if personally delivered; three (3) days after mailing, if mailed; twenty-four (24) hours after transmission, if delivered by telegram or facsimile; or twelve (12) hours after transmission if delivered via e-mail, to the respective persons named below:

If to the Company:	REMEC, Inc. 9404 Chesapeake Drive San Diego, CA 92123 Attention: President
If to Executive:	Mr. Bruce Anderson 200 Sheridan Avenue, #406 Palo Alto, CA 94306

          (b)    Notice of Termination:    Any termination under Sections 7 or 8, or as a result of the Executive's voluntary resignation, shall be communicated by a notice of termination to the other party hereto given in accordance with this paragraph. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

          (c)    Nonraiding of Employees:    Executive recognizes that Company's workforce is a vital part of its business. Therefore, Executive agrees that for twelve (12) months after Executive's employment with Company ends, regardless of the reason it ends, Executive will not solicit, directly or indirectly, any employee to leave his or her employment with Company. For purposes of this Agreement, the phrase "shall not solicit, directly or indirectly," includes, without limitation, that Executive: (a) shall not identify any Company employees to any third party as potential candidates for employment, such as by disclosing the names, backgrounds and qualifications of any

  Company employees; (b) shall not personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; and (c) shall not participate in any pre-employment interviews with any person who was employed by Company while Executive was employed or retained by Company.

        15.    Dispute Resolution:    Any dispute, controversy or claim arising out of or in respect to the subject matter of this Agreement (or its validity, interpretation or enforcement), and/or all aspects of the employment relationship shall be submitted to and settled by arbitration conducted before a single, neutral arbitrator in San Diego, California, in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes. The claims covered by this arbitration clause include, but are not limited to, any and all claims of wrongful discharge of employment; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation, any and all claims for violation of any federal state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq.; and any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

          (a)    Arbitration:    The arbitration of such issues, including the determination of any amount of damages suffered, shall be final and binding upon the parties to the maximum extent permitted by law. Judgment upon the award rendered by the arbitrator may be entered by a court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction and venue of the California Superior Court, San Diego County, or the United States District Court for the Southern District of California for this purpose. The arbitrator shall have the authority to award costs and attorneys' fees to either party in the same manner and under the same circumstances as a court of competent jurisdiction, in accordance with applicable state and federal law.

          (b)    Injunctive Relief:    Notwithstanding Section 15(a), either party to this Agreement may seek injunctive relief from a court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction and venue of the California Superior Court, San Diego County, or the United States District Court for the Southern District of California for this purpose. Any party seeking injunctive relief may also seek any other relief or remedy otherwise available, as permitted by this Agreement.

          (c)    Waiver of Right to Jury Trial:    By signing this Agreement, Executive expressly acknowledges that he has read and understood this Agreement, and specifically Paragraph 15(a-c) regarding arbitration. Executive understands that this arbitration clause constitutes a waiver of the Executive's right to a jury trial and relates to the resolution of all disputes regarding all aspects of the employer/employee relationship.

        16.    Waiver:    No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

        17.    Integration:    This Agreement and the documents incorporated by reference herein represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral.

        18.    Choice of Law:    The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

        19.    Severability:    The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

        20.    Counterparts:    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

REMEC, Inc. a California corporation		EXECUTIVE
By:	/s/ ERROL EKAIREB	/s/ BRUCE ANDERSON

Name:	Errol Ekaireb	Bruce Anderson

Title:	President

Attachments:	1. REMEC, Inc. 2001 Equity Incentive Plan 2. Stock Option Agreement

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  Exhibit 10.16
EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT